Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made and entered into as of June 5, 2026 (the “Effective Date”), by and between Notes CS I, DST, a Delaware statutory trust (“Seller”), and O’Neil Roth Ford, LLC, a Colorado limited liability company (“Buyer”). Buyer and Seller may hereinafter be collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

A.	Seller is the owner of that certain real property containing approximately 9.5 acres of land located in Colorado Springs, El Paso County, Colorado and legally described in Exhibit A, attached hereto and by this reference made a part hereof (the “Property”).

B.	Seller desires to sell, and Buyer desires to purchase, the Property and the attendant interests comprising the Property as set forth herein.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Purchase and Sale. Subject to the terms set forth herein, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Property and all of Seller’s rights, title and interests, if any, in and to any and all rights, privileges, easements, hereditaments, and appurtenances to the Property, including without limitation, infrastructure, water interests, fixtures and any right, title and interest of Seller in and to any creeks and streams, and any roads, easements, alleys, streets, and rights-of-way, bounding the Property, existing, vacated or proposed, in front of, or adjoining the Property.

2. Purchase Price.

2.1.	The purchase price for the Property (the “Purchase Price”) shall be FORTY-NINE MILLION, SEVEN HUNDRED THOUSAND and No/100 Dollars ($49,700,000.00). The Purchase Price shall be paid to Seller at the closing of the purchase and sale contemplated hereby (the “Closing”), as follows:

2.1.1.	TWENTY-NINE MILLION, EIGHT HUNDRED TWENTY THOUSAND and No/100 Dollars ($29,820,000.00) shall be paid by Columbia Bank to or on behalf of Buyer pursuant to the closing of the loan (the “Bank Loan”), the proceeds of which shall be disbursed to Seller through the Closing Agent (as defined in Section 4.1) at Closing. The lien and security interest created by the Bank Loan shall be expressly senior to the lien and security interest created by the Note (as defined below); and

2.1.2.	NINETEEN MILLION, EIGHT HUNDRED EIGHTY THOUSAND and No/100 Dollars ($19,880,000.00) shall be paid by Buyer to Seller pursuant to the promissory note attached as Exhibit B (the “Note”) made by Buyer and payable to Seller and secured by a purchase money deed of trust against the Property. The lien and security interest created by the Note shall be expressly junior, subject, and subordinate to the lien and security interest created by the Bank Loan.

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2.2.	Share Purchase. Seller shall, concurrently with the Closing, enter into and perform the obligations set forth in that certain Stock Transfer Agreements attached as Exhibit C and Exhibit D (the “Stock Transfer Agreement”), pursuant to which Seller shall purchase common shares of Venu Holding Corporation in the amount of NINE MILLION, NINE HUNDRED NINETY-NINE THOUSAND, NINE HUNDRED NINETY-EIGHT and No/100 Dollars ($9,999,998.00) as described therein. The execution and performance of the Stock Transfer Agreement is a related transaction occurring concurrently with, but separate from, the conveyance of the Property and shall be funded as set forth in Section 3.

2.3.	Warrant Issuance. Seller shall, concurrently with the closing, cause Venu Holding Corporation to issue the Common Stock Purchase Warrants set forth in Exhibit G and Exhibit H.

3. Use of Proceeds.

3.1.	General. The Purchase Price paid by Buyer at Closing shall be received by the Closing Agent and disbursed in accordance with this Section 3 and the closing settlement statement approved by the Parties prior to Closing. Seller and Buyer acknowledge that Seller, a Delaware statutory trust, holds the Property for the benefit of its beneficial interest holders (each, a “Beneficial Interest Holder,” and collectively, the “Beneficial Interest Holders”) and that the proceeds of the sale shall be applied and distributed in the order of priority set forth below in this Section 3.1. Seller’s entity trust shall continue in existence following the Closing and nothing herein shall require or effect the dissolution, wind-down or termination of the entity trust.

3.1.1.	Closing Costs and Transaction Expenses. First, the proceeds of the sale shall pay all closing costs, prorations, transfer taxes, recording fees, title insurance premiums, escrow fees, trustee fees, and other transaction expenses allocable to the Parties under this Agreement and the closing settlement statement.

3.1.2.	Trust Administrative Expenses. Second, the proceeds of the sale shall pay any accrued and unpaid administrative fees, trustee fees, asset management fees, and other obligations of Seller that are due and payable as of Closing as set forth in a written statement delivered by the Closing Agent no later than one (1) business day prior to Closing.

3.1.3.	Share Purchase. Third, the proceeds of the sale shall pay the amount due from Seller to Buyer pursuant to the Stock Transfer Agreement (as defined in Section 2.2).

3.1.4.	Seller Beneficial Interest Owners. Fourth, the proceeds of the sale shall pay the agreed buyout amounts for each Beneficial Interest Holder electing to be bought out in the amounts set forth on the Beneficial Interest Buyout Schedule attached as Exhibit D (the “Beneficial Interest Buyout Schedule”), as evidenced by each such holder’s executed Purchase Option Agreement (as defined in Section 3.3).

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3.1.5.	Final Beneficial Interest Holder. Finally, the proceeds of the sale shall pay the remaining balance of the Purchase Price (the “Residual Proceeds”) to Seller.

3.2.	Beneficial Interest Buyout Schedule. Prior to Closing, Seller shall deliver to Buyer the Beneficial Interest Buyout Schedule as set forth in Exhibit E. The aggregate of all amounts set forth in the Beneficial Interest Buyout Schedule shall not exceed the amount of the Purchase Price after the disbursements have been made as described herein Sections 3.1.1 through 3.1.4.

3.3.	Consents and Releases. As a condition to Closing, Seller shall deliver to Buyer, for each Beneficial Interest Holder, an executed purchase option agreement (“Purchase Option Agreement”) in substantially the form attached as Exhibit F, pursuant to which each such Beneficial Interest Holder (i) consents to the sale of the Property, (ii) acknowledges the buyout amount payable to such holder as set forth in the Beneficial Interest Buyout Schedule, and (iii) releases any and all claims against Seller, the Property, Buyer and the proceeds of sale arising from or relating to such holder’s beneficial interest.

3.4.	Authority of Seller. Seller represents and warrants that it has full authority to execute this Agreement, consummate the sale of the Property, and direct the disbursement of proceeds as contemplated herein. Seller shall obtain the executed Purchase Option Agreement of each Beneficial Interest Holder no later than one (1) business day prior to the scheduled Closing Date, and the delivery of all such executed Purchase Option Agreements shall be a condition to Closing.

4. Closing Agent.

4.1.	The Parties shall use Land Title Guarantee Company (the “Closing Agent”) located at 1755 Telstar Drive, Suite 503, Colorado Springs, CO 80920 as the closing agent and escrow holder for the transaction contemplated by this Agreement. The Closing Agent shall conduct the Closing in accordance with the terms of this Agreement, applicable title insurance commitments and the Closing Agent’s standard escrow instructions, except to the extent such instructions conflict with this Agreement, in which case this Agreement shall control.

4.2.	Each Party shall, upon request, execute such additional escrow instructions as the Closing Agent may reasonably require, provided that such instructions are consistent with the terms of this Agreement. In the event of any conflict between any such supplemental escrow instructions and this Agreement, this Agreement shall control.

4.3.	The fees and costs of the Closing Agent, including any escrow fees, shall be paid according to Section 3.1.1.

4.4.	The Closing Agent is acting solely as a ministerial agent for the Parties and shall have no liability to either Party except for its own gross negligence or willful misconduct. The Closing Agent shall not be responsible for the validity, sufficiency, or enforceability of any document delivered in connection with the Closing.

5. Closing.

5.1.	The Closing shall be held on June 5, 2026 (the “Closing Date”). The Closing shall occur at the offices of Closing Agent or, at the option of either Party, as a “mail-away” closing conducted through the Closing Agent. The Closing may occur at such earlier time and on such earlier date or at such other location as may be agreed to by Buyer and Seller.

5.2.	In addition to the other documents required to be delivered by Seller to Buyer under this Agreement, upon the request of Buyer or Closing Agent, Seller shall deliver to Buyer or Closing Agent, as applicable, the following affidavits certifying: (i) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code; (ii) Seller is not subject to any state withholding laws; (iii) the information required for Internal Revenue Service Form 1099S, if any; and (iv) as to such other matters as are reasonably required by the Closing Agent for issuance of its title insurance policy, including the trust agreement and certificate of trust of Seller, and evidence of the such trustee’s authority to act on behalf of Seller to Buyer, subject only to the Permitted Exceptions (as herein defined), including a copy of the organizational documents of Seller and all entities that are acting on behalf of Seller. Seller shall also assign to Buyer at Closing all of Seller’s rights having to do with the Property described in this Agreement, including all land use entitlements, permits, utility allocations and other such governmental and agency approvals as may exist concerning the Property, if any such items do exist. Seller and Buyer shall also execute and deliver such other customary documents as are necessary or appropriate for the consummation of the purchase and sale pursuant to this Agreement or as reasonably requested by Closing Agent.

5.3.	Real estate taxes and personal property taxes for the year of the Closing will be pro-rated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Any outstanding association assessments on the Property shall be paid by Seller at Closing. If such bills for the year of Closing are not available in order to pro-rate them at Closing, the most recent information available shall be used and Seller and Buyer agree to re-prorate such items after Closing within ten (10) days following the reasonable request from either Party based on the actual bills for the Property for the year of Closing after such bill is issued. All other ordinary operating expenses for, or pertaining to, the Property, including but not limited to, public utility charges, maintenance and service charges and all other normal operating charges of the Property shall be prorated as of the Closing Date; provided that Buyer shall not be obligated for payments under any management, service or other contractual agreements affecting the Property and the same shall be terminated prior to the Closing unless Buyer expressly elects to assume the same.

5.4.	At Closing, Buyer shall pay all recording fees, any applicable real estate transfer (or similar) tax, and all title and survey expenses. Each Party shall pay for its attorney’s fees. The Parties shall equally split the escrow fees.

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5.5.	Seller shall deliver possession of the Property to Buyer on the Closing Date.

6. Conveyance; Title.

6.1.	At the Closing, Seller shall convey fee simple title to the Property by special warranty deed in recordable form, free and clear of all liens, encumbrances and other matters whatsoever, except for (i) general real estate taxes assessed against the Property for the current year, not then due and payable, (ii) utility easements of record serving only the Property; and (iii) other matters deemed to be Permitted Exceptions (as defined in Section 6.2). Seller shall pay off any security deed, mortgage, lien, judgment or monetary encumbrance of like kind affecting the Property and created by or resulting from the actions of Seller (the “Mandatory Cure Items”) and Buyer shall have the right to pay off all such items at Closing if Seller fails to do so and deduct the payoff amount and the cost of doing so from the Purchase Price.

6.2.	Prior to Closing, Buyer shall order and obtain a 2021 ALTA owner’s extended coverage policy of title insurance (the “Title Commitment”) with copies of all such documents referenced therein and issued by Land Title Guarantee Company (the “Title Company”) with respect to the Property in an amount equal to the Purchase Price in a form acceptable to Buyer, with such modifications and endorsements thereto as requested by Buyer and agreed to by the Title Company.

Buyer shall have until Closing to update and re-examine title to the Property and to give written notice to Seller of any new objections that Buyer may have which arise subsequent to the effective date of Buyer’s initial examination of the Title Commitment and any matters created by, under or through Buyer (the “New Matters”). Seller shall be obligated to cure all New Matters created by Seller. If any New Matters remain uncured by the date of Closing, then Buyer shall elect, by notice to Seller, to either: (i) terminate this Agreement and thereafter the Parties shall have no further rights or obligations under this Agreement except for those that expressly survive termination; or (ii) waive the New Matters whereupon the same shall become Permitted Exceptions and proceed to Closing.

6.3.	Seller hereby covenants and agrees with Buyer that, so long as this Agreement remains in full force and effect, Seller will not, without Buyer’s prior consent, modify any matters of record benefiting or burdening, grant a security interest in, or otherwise encumber or dispose of, the Property (or any interest or estate therein), or lease the Property or any portion thereof for a term extending beyond the Closing Date. This Section shall not apply to any pre-existing encumbrances or leases on the Property which are disclosed to Buyer or of which Buyer becomes aware while this Agreement is in effect.

7. Notices. All notices, demands, requests and other communications (“notice”) under this Agreement shall be in writing and shall be personally delivered, delivered by commercial courier service or a nationally recognized overnight courier service, sent by U.S. Mail, postage prepaid, or sent by emailed transmission with confirmation of delivery, to the address below each Party’s signature. All notices personally delivered, delivered by courier service, or sent by emailed transmission shall be effective upon actual receipt, and all notices sent by U.S. mail shall be effective upon deposit in the U.S. mail, but the time period in which a response must be made shall not begin to run until actual receipt of the notice.

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8. Brokerage. Seller and Buyer hereby represent and warrant that no person or entity is entitled as a result of the actions of Seller or Buyer, as the case may be, to a real estate commission, finder’s fee or other fee of any type resulting from the execution of this Agreement or the sale and conveyance herein contemplated. Seller and Buyer each hereby indemnify and hold each other harmless from and against any and all losses, costs, damages or expenses (including attorneys’ fees) incurred or paid as a result of any such claim arising out of the actions of Seller or Buyer, as the case may be. This Section shall survive any rescission or termination of this Agreement.

9. Contingencies. The obligation of each Party to close shall be contingent upon, in addition to all other terms and conditions set forth elsewhere in this Agreement, satisfaction of the following contingencies (the “Contingencies”) on or before the Closing Date:

9.1.	Loan Approval. Buyer shall have obtained final approval of, and shall have closed or be prepared to close concurrently upon, the Bank Loan on terms acceptable to Buyer.

9.2.	Payoff of Beneficial Interest Holders. Each Beneficial Interest Holder being bought out shall have executed a Purchase Option Agreement and the buyout amounts set forth in the Beneficial Interest Buyout Schedule shall be payable in full from the proceeds at Closing in accordance with Section 3.

9.3.	Payoff of Parking Lot Loan. That certain loan from InBank (“Parking Lot Loan”) secured by the real property with a common address of 13081 Spectrum Loop, Colorado Springs, CO and Parcel No. 6207405005 shall be paid off and released in full at or prior to Closing such that the Property is delivered free and clear of the lien securing the Parking Lot Loan.

9.4.	Failure to Obtain Board Approval. The Board of Directors of Seller’s owner, Venu Holding Corporation, shall have approved this Agreement.

10. Conditions to Closing. Buyer’s obligation to close by Closing shall be conditioned upon the following:

10.1.	All representations and warranties made by Seller herein are true and correct in all material respects as of the Closing Date.

10.2.	Seller has delivered to Buyer fee simple title to the Property subject only to the Permitted Exceptions.

10.3.	Seller shall have performed and complied in all material respects, at the appropriate times for such performance and compliance, with its obligations, covenants and agreements under this Agreement as of Closing.

10.4.	There has been no material adverse change to the condition of the Property as of the Closing Date from the condition that existed as of the Effective Date.

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10.5.	No governmental authority with jurisdiction over the development of the Property shall have put in place any development moratorium that is applicable to the Property and that would prevent or hinder Buyer from developing the Property.

10.6.	The Contingencies have been satisfied or, if not satisfied, expressly waived in writing by Buyer.

10.7.	Seller shall have delivered the executed Lease Assignment together with the lessee’s written consent thereto.

10.8.	The Bank Loan shall have closed and the executed Purchase Option Agreement of each Beneficial Interest Holder shall have been delivered in accordance with Section 3.

In the event one or more of the foregoing conditions to Closing have not been satisfied by the Closing Date, either Party may, at its option, terminate this Agreement.

11. Condemnation. If prior to Closing any portion of the Property becomes subject to a bona fide threat of condemnation by a body having the power of eminent domain or condemnation, or sale in lieu thereof, Seller shall promptly notify Buyer and Buyer shall have the right by giving Seller notice within thirty (30) days after receipt of notice from Seller of such occurrence (with the Closing Date to be postponed, if necessary, to give both Parties the benefit of the full thirty (30) day period) to elect to: (i) terminate this Agreement; or (ii) close the sale contemplated herein. If Buyer elects not to terminate this Agreement, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any portion of the Property taken by eminent domain, shall be effected without reduction in the Purchase Price or as agreed in writing by the Parties. Seller shall credit, assign, transfer and set over unto Buyer all of Seller’s right, title and interest in and to any condemnation awards paid or payable for such taking at Closing.

12. Representations and Warranties of Seller

12.1.	Seller is a duly formed and validly existing Delaware statutory trust, in good standing under the laws of the State of Delaware.

12.2.	The person signing this Agreement on behalf of Seller has the full right, power, and authority to execute this Agreement on behalf of Seller.

12.3.	Neither the consummation of the transaction contemplated by this Agreement, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof by Seller will (i) violate, conflict with, or result in any breach of any trust agreement, partnership agreement, judgment, decree, ordinance, order, statute or regulation applicable to Seller, (ii) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to Seller or (iii) result in the creation of any claim, lien or lawsuit upon the Property (other than those created or permitted by Buyer or contemplated by this Agreement).

12.4.	Seller is not a party to any written sales contract, option agreement, right of first refusal agreement, lease, license, service contracts or other contract or agreement providing for the lease, license, sale or other conveyance of the Property, or any portion thereof; true and complete copies of all material contracts and agreements to which Seller or its affiliates are parties which pertain to the ownership or development of the Property have been provided to Buyer or will be provided pursuant to this Agreement.

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12.5.	Pursuant to Section 1445 of the Internal Revenue Code, Seller is not a foreign person or nonresident alien as defined within said Code section. Seller understands that Buyer may disclose this warranty to the Internal Revenue Service.

12.6.	Seller has not received notice from any governmental authority or other person that any portion of the Property is currently in violation of any zoning, environmental, or other land use regulations.

12.7.	There are no judgments or other matters outstanding against or affecting Seller that would have an adverse effect on Seller’s ability to perform its obligations under this Agreement, nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to Seller’s actual knowledge, threatened against Seller which is likely to have an adverse effect on Seller’s ability to perform its obligations under this Agreement. Seller is not aware of any current or threatened condemnation actions or moratoriums applicable to the Property or any portion thereof.

12.8.	To Seller’s actual knowledge: (i) the Property does not contain any Hazardous Materials, (ii) the Property is not in violation of Environmental Laws concerning Hazardous Materials, and (iii) true and complete copies of all environmental reports in Seller’s possession and control, if any, have been delivered to Buyer or will be delivered pursuant to this Agreement.

For purposes of this Agreement, the term “Hazardous Materials” shall mean any substance, waste or material that is regulated, defined or classified as a hazardous or toxic, or as a threat or potential threat to human health, safety or the environment by any Environmental Laws. The term “Environmental Laws” shall mean any federal, state, provincial or local law, statute, ordinance, regulation, or order, or other pronouncement now in effect or as hereafter amended, which have the force or effect of law, relating to human health or safety and the protection, preservation, or remediation of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Federal Hazardous Substances Act, 15 U.S.C. Section 1261 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11011 et seq., and analogous state, provincial or local laws.

13. Covenants of Seller. From and after the Effective Date until the Closing or earlier termination of this Agreement: (a) Seller shall not voluntarily encumber the Property with any new mortgages, deeds of trust or other encumbrances (both monetary and non-monetary) without Buyer’s prior written consent which may be granted or withheld in Buyer’s sole discretion, other than deeds of trust as part of refinancing which Seller shall pay at Closing; (b) Seller shall operate the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the Effective Date, which shall include providing for regular maintenance and upkeep of the Property and those services that are necessary to provide for the safety and security of the Property; and (c) Seller shall not enter into any agreement that will be an obligation affecting the Property subsequent to the Closing.

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14. Default and Remedies.

14.1.	Mutual Termination Remedy. In the event either Party fails to perform its obligations under this Agreement, including without limitation the obligation to close on the Closing Date, and, as to any failure other than the failure to close on the Closing Date, such failure is not cured within five (5) days after receipt of written notice from the non-defaulting Party, then the non-defaulting Party’s sole and exclusive remedy shall be to terminate this Agreement by written notice to the defaulting Party and the Title Company; provided, the five (5)-day cure period shall be extended if the cure to such failure cannot reasonably be cured within said five (5)-day period, not to exceed fifteen (15) days or Closing, whichever occurs first. Upon such termination, this Agreement shall be of no further force or effect and the Parties shall be restored to their respective positions as if this Agreement had never been entered into, each Party shall bear its own costs and expenses incurred in connection herewith, any documents or funds delivered into escrow shall be returned to the depositing Party, and neither Party shall have any further liability or obligation to the other, except for those obligations that expressly survive termination of this Agreement.

14.2.	No Damages; No Specific Performance. Except as expressly set forth in Section 14.1, neither Party shall be entitled to recover damages of any kind (whether actual, consequential, incidental, punitive, or otherwise) or to pursue specific performance or any other legal or equitable remedy on account of a default by the other Party, it being the express intent of the Parties that the sole consequence of a failure to consummate the transaction contemplated hereby shall be the unwinding of this Agreement and the restoration of the Parties to their pre-Agreement positions.

14.3.	Surviving Obligations. Notwithstanding the foregoing, the obligations of the Parties under the sections applying to brokerage and attorney fees shall survive any termination of this Agreement.

15. Miscellaneous.

15.1.	Time of the Essence. Time is of the essence of this Agreement and each provision hereof.

15.2.	Governing Law; Venue. This Agreement shall be interpreted, construed, and governed in accordance with the laws of the State of Colorado without regard to its conflict-of-laws principles. Any action, suit, or proceeding arising from, or relating to, this Agreement may be brought in the courts of the State of Colorado sitting in El Paso County and each Party submits to the jurisdiction of such courts in any such action, suit, or proceeding. Final judgment in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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15.3.	Assignment. Buyer may not assign this Agreement without the prior written approval of Seller; provided, however, that Buyer may assign this Agreement to an entity affiliated with or under common control with Buyer upon written notice to Seller, in which event the assignee shall assume all of Buyer’s obligations hereunder and Buyer shall not be released absent Seller’s written consent.

15.4.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective permitted successors and assigns.

15.5.	Headings. The headings inserted at the beginning of each Section and subsection are for convenience only and do not add to or subtract from the meaning of the contents thereof.

15.6.	Entire Agreement. This Agreement, together with the Exhibits attached hereto, represents the entire and complete agreement between the Parties and supersedes all prior negotiations, representations, or agreements, whether written or oral. This Agreement may not be amended, modified, or varied except by a written instrument executed by both Parties.

15.7.	No Presumption Against Drafter. Should any provision of this Agreement require judicial interpretation, the court interpreting or construing the same shall not apply a presumption that the terms shall be more strictly construed against one Party by reason of the rule of construction that a document is to be construed more strictly against the Party that itself or through its agent prepared the same, it being agreed that the agents of all Parties have participated in the preparation hereof.

15.8.	Business Days. In the event any notice is required to be given or any act required to be performed on a Saturday, Sunday, or legal holiday, then such date shall automatically be extended to the end of the next regular business day on which national banks are open for business in Colorado Springs, Colorado.

15.9.	Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Facsimile, PDF, or other electronically transmitted signatures, and signatures delivered through a recognized electronic signature platform, shall constitute original signatures of the Parties.

15.10.	Survival. Except for obligations satisfied at Closing and subject to any limitations set forth in this Agreement, the provisions of this Agreement shall survive the Closing.

15.11.	Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each remaining provision shall be valid and enforceable to the fullest extent permitted by law.

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15.12.	No Third-Party Beneficiaries. Except as expressly provided herein with respect to the Beneficial Interest Holders’ rights to receive their respective buyout amounts at Closing, nothing in this Agreement is intended to confer any rights or remedies upon any person other than the Parties hereto and their permitted successors and assigns.

15.13.	Further Assurances. Each Party shall execute and deliver such additional documents and instruments and take such further actions as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement.

15.14.	Waiver. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party against whom enforcement is sought, and no such waiver shall constitute a waiver of any other provision or of the same provision on another occasion.

16. Disclaimers. Except as expressly set forth in this Agreement, it is understood and agreed that Seller is not making, and has not at any time made, any warranties or representations of any kind or character, express or implied, with respect to the Property. Except as expressly set forth in this Agreement, Buyer acknowledges and agrees that Seller shall sell and convey to Buyer and Buyer shall accept the Property “as is, where is, with all faults” and that Buyer has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, property information packages distributed with respect to the Property) made or furnished by Seller to whomever made or given, directly or indirectly, orally or in writing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Purchase and Sale Agreement as of the Effective Date.

BUYER:
O’NEIL ROTH FORD, LLC

By:	/s/ Kevin O’Neil
Kevin O’Neil, Co-Manager

By:	/s/ JW Roth
JW Roth, Co-Manager

Address:

O’Neil Roth Ford, LLC

1755 Telstar Drive, Suite 501

Colorado Springs, CO 80920

SELLER:

NOTES CS I, DST

By: Notes CS I ST, LLC, Signatory Trustee

By: Notes Live Real Estate, LLC, Manager of Notes CS I ST, LLC

By: Venu Holding Corporation, Manager of Notes Live Real Estate, LLC

By:	/s/ JW Roth
JW Roth, Chairman & CEO of Venu Holding Corporation

Address:

Notes CS I, DST

1755 Telstar Drive, Suite 501

Colorado Springs, CO 80920

Signature Page to Purchase and Sale Agreement

Exhibit A

Property Description

[Omitted.]

Exhibit B

PROMISSORY NOTE

[Omitted.]

Exhibit C

STOCK TRANSFER AGREEMENT

[Omitted.]

Exhibit D

STOCK TRANSFER AGREEMENT

[Omitted.]

Exhibit E

Beneficial Interest Buyout Schedule

[Omitted.]

Exhibit F

BENEFICIAL INTEREST PURCHASE AND ASSIGNMENT AGREEMENT

[Omitted.]

Exhibit G

Common Stock Purchase Warrant

[Omitted.]

Exhibit H

Common Stock Purchase Warrant

[Omitted.]